____________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

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FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2019

Masco Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17450 College Parkway, Livonia, Michigan	48152
(Address of Principal Executive Offices)	(Zip Code)

(313) 274-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MAS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2019, Masco Corporation, a Delaware corporation (“Masco”), entered into a securities purchase agreement (the “Agreement”) with ACProducts, Inc., a Delaware corporation (“ACPI”), pursuant to which Masco agreed to sell 100% of the equity interests of Masco Cabinetry LLC, a Delaware limited liability company (“Cabinetry”), to ACPI. The purchase price for the transaction is $1 billion, consisting of $850 million in cash and preferred stock issued by ACProducts Holdings, Inc., a Delaware corporation and holding company of ACPI, with a liquidation preference of $150 million, subject to certain customary purchase price adjustments.

The transaction is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act, but it is not subject to a financing condition. The transaction is expected to close during the first quarter of 2020.

The Agreement contains representations, warranties and covenants of the parties that are customary for transactions of this type. Masco has also agreed to provide certain customary transition services to ACPI in relation to the Cabinetry business for a specified post-closing period.

The Agreement contains certain customary termination rights for Masco and ACPI, including if the closing does not occur on or before May 14, 2020.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The representations, warranties and covenants contained in the Agreement are solely for the benefit of the parties to the Agreement. Investors and security holders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties, covenants or agreements, or any descriptions thereof as characterizations of the actual state of facts or condition of any party to the Agreement. Moreover, information concerning the subject matter of the Agreement may change after the date thereof and such subsequent information may or may not be fully reflected in Masco’s public disclosures.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. Description

2.1	Securities Purchase Agreement, dated November 14, 2019, by and between Masco Corporation and ACProducts, Inc. Disclosure schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Securities Purchase Agreement as filed identifies such schedules and exhibits, including the general nature of their contents. Masco agrees to furnish a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop new products, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of raw materials and increasing tariffs, our dependence on third-party suppliers, risks associated with international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, including the divestiture of our Cabinetry business, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Chief Financial Officer

November 18, 2019